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                               SKYLINE CHILI, INC.
                         FORM 10-K FOR FISCAL YEAR ENDED
                                OCTOBER 26, 1997


                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES


1. Skytime, Inc. - Distributes "Cincinnati Recipe" and "Hook & Ladder" chili-related grocery products.

2. Skyline Restaurants, Inc. - Operates one franchised Skyline Chili Restaurant in Cincinnati, Ohio and one franchised Skyline Chili Restaurant in Columbus, Ohio in partnership with restaurant manager.